Exhibit 99.1

Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm
ENDURANCE REPORTS RECORD 2009 NET INCOME OF $536.1 MILLION AND $8.69 PER DILUTED COMMON SHARE
PEMBROKE, Bermuda — February 17, 2010 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $154.8 million and $2.56 per diluted common share for the fourth quarter of 2009 versus net income of $16.9 million and $0.22 per diluted common share for the fourth quarter of 2008.
For the year ended December 31, 2009, net income was a record $536.1 million and $8.69 per diluted common share versus net income of $98.6 million and $1.31 per diluted common share for the year ended December 31, 2008.
Operating highlights for the quarter ended December 31, 2009 were as follows:
•	Net premiums written of $146.4 million, a decrease of 18.7% over the same period in 2008;
•	Combined ratio of 74.8%, which included 10.5 percentage points of favorable prior year loss reserve development;
•	Net investment income of $59.3 million, an increase of $63.9 million over the same period in 2008;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $153.7 million and $2.54 per diluted common share; and
•	Operating return on average common equity for the quarter of 5.9%, or 23.5% on an annualized basis.
Operating highlights for the year ended December 31, 2009 were as follows:
•	Net premiums written of $1,606.1 million, a decrease of 10.0% over 2008;
•	Combined ratio of 84.0%, which included 9.2 percentage points of favorable prior year loss reserve development;
•	Net investment income of $284.2 million, an increase of $154.0 million over 2008;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $520.7 million and $8.43 per diluted common share;
•	Operating return on average common equity for the year of 22.0%; and
•	Book value of $44.61 per diluted common share, up 34.9% from December 31, 2008.
Kenneth J. LeStrange, Chairman, President and Chief Executive Officer, commented, “Our excellent results in the fourth quarter capped a record year for Endurance. Solid underwriting results, strong performance from our investment portfolio and disciplined capital management contributed to outstanding results and growth in book value per share in 2009. We begin 2010 with an exceptionally strong balance sheet and excellent strategic position that should enable Endurance to continue to deliver on our commitments to our shareholders, clients and employees.”

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2009 were as follows:
•	Net premiums written of $88.4 million, a decrease of 37.5% from the fourth quarter of 2008;
•	Combined ratio of 87.2%, an improvement of 6.4 percentage points from the fourth quarter of 2008; and
•	Favorable prior year loss reserve development of 11.2 percentage points during the current period, compared to 10.3 percentage points of favorable prior year loss reserve development in the fourth quarter of 2008.
Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2009 were as follows:
•	Net premiums written of $740.3 million, a decrease of 24.5% from the prior year;
•	Combined ratio of 92.0%, an improvement of 4.6 percentage points from 2008; and
•	Favorable prior year loss reserve development of 11.2 percentage points during the current period, compared to 7.7 percentage points of favorable prior year loss reserve development in 2008.
Net premiums written in the Insurance segment decreased for the current periods compared to the same periods in 2008, largely driven by the strategic decisions to exit the California workers’ compensation and U.K. property insurance lines in early 2009. The workers’ compensation and U.K. property lines contributed $51.6 million in the fourth quarter and $254.5 million in the full year of 2008 compared to nil in the fourth quarter of 2009 and $9.2 million in the full year of 2009. Outside of these discontinued lines of business, 2009 net premiums written were relatively flat for the fourth quarter and modestly higher for the full year compared to 2008. The increase in full year net premiums written, excluding the discontinued lines, was predominantly driven by growth in professional lines, where our underwriters were able to capitalize on opportunities created by disruption at several of our larger peer companies and from the launch of a small risk environmental insurance program in late 2008. Partially offsetting this growth was a decline in agriculture premiums resulting from lower commodity prices.
The improvement in the Insurance segment combined ratio in the fourth quarter of 2009 compared to 2008 was driven by lower loss and acquisition expense ratios, partially offset by a higher general and administrative expense ratio. The 2009 fourth quarter net loss ratio improved by 8.6 percentage points primarily due to the absence of midwestern flood and commodity price losses in the agriculture line that occurred in 2008. The net loss ratio was also positively impacted by increased favorable prior year loss reserve development and lower earned premiums in our recently exited workers’ compensation line of business that had higher net loss ratios. The 2009 fourth quarter general and administrative expense ratio increased 4.2 percentage points due to reduced earned premiums, lower third party commissions and expense reimbursement offsets in the agriculture line of business and higher incentive compensation expenses reflecting significantly improved company wide profitability compared to 2008.
For the year ended December 31, 2009, the Insurance segment combined ratio improved compared to the same period in 2008 due to increased levels of favorable prior year loss reserve development partially offset by higher general and administrative expenses. Favorable prior year loss reserve development emerged in both the fourth quarter and for the year ended 2009 across most lines of business as claims did not develop as originally estimated.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2009 were as follows:
•	Net premiums written of $58.0 million, an increase of 50.2% from the fourth quarter of 2008;
•	Combined ratio of 63.1%, an improvement of 8.1 percentage points from the fourth quarter of 2008; and
•	Favorable prior year loss reserve development of 9.7 percentage points during the current period, compared to 8.5 percentage points of favorable prior year loss reserve development in the fourth quarter of 2008.
Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2009 were as follows:
•	Net premiums written of $865.7 million, an increase of 7.7% from 2008;
•	Combined ratio of 75.9%, an improvement of 14.3 percentage points from the prior year; and
•	Favorable prior year loss reserve development of 7.3 percentage points during the current period, compared to 10.1 percentage points of favorable prior year loss reserve development in 2008.
The increase in net premiums written in the Reinsurance segment during the fourth quarter of 2009 resulted primarily from growth in the casualty line of business and an absence of the downward premium adjustments that occurred in the fourth quarter of 2008. Partially offsetting this growth were reduced favorable premium adjustments in other lines year over year and the non-renewal of contracts that no longer met the Company’s pricing and underwriting requirements. For the full year 2009, net premiums written increased 7.7% from growth in new business written primarily in the casualty and property lines, which was partially offset by declines in net premiums written in the aerospace and marine as well as in surety and other specialty lines as a result of the non-renewal of contracts that no longer met the Company’s pricing and underwriting requirements.
The combined ratios in the Reinsurance segment for the quarter and year ended December 31, 2009 improved from the same periods a year ago due to the absence of significant catastrophe events and favorable claims trends. Partially offsetting the decrease in the net loss ratio for the year ended December 31, 2009 was less favorable prior year loss reserve development compared to the same period in 2008 and higher general and administrative expenses, driven predominantly by higher incentive compensation expenses reflecting significantly improved profitability from a year ago.
Investments
Endurance’s net investment income increased $63.9 million for the quarter ended December 31, 2009 and $154.0 million for the year ended December 31, 2009 as compared to the same periods in 2008. During the fourth quarter and year ended December 31, 2009, Endurance’s net investment income included gains of $16.8 million and $98.1 million on its alternative investments and high yield loan funds included in other investments, as compared to losses of $62.2 million and $111.6 million in the fourth quarter and year ended 2008. Investment income generated from Endurance’s fixed maturity investments declined by $12.6 million and $49.9 million for the three months and year ended December 31, 2009 compared to the same periods in 2008. The decrease in investment income from fixed maturity investments resulted from lower reinvestment rates during 2009, driven by lower market yields and a shorter portfolio duration, as the Company actively allocated a larger portion of its investments to cash, cash equivalents and short duration securities during a portion of 2009. For the same reasons, the ending book yield on Endurance’s fixed maturity investments at December 31, 2009 was 3.29%, down from 4.45% at December 31, 2008.

At December 31, 2009, Endurance’s fixed maturity portfolio, which comprises 83.5% of Endurance’s investments, had an average credit quality of AA+. Endurance’s fixed maturity portfolio was in an unrealized gain position of $38.9 million at December 31, 2009, an improvement of $173.0 million from December 31, 2008 (an improvement of $206.2 million from December 31, 2008 after adjusting for a change in accounting policy related to the recognition and presentation of other-than-temporary impairments which Endurance adopted in the second quarter of 2009). Endurance recorded net realized gains (losses) on investment sales, including impairment losses recognized in earnings, of $2.2 million and ($13.9) million during the fourth quarter and full year of 2009 compared to net realized investment losses of $11.8 million and $57.4 million during the same periods in 2008.
Endurance ended the fourth quarter of 2009 with cash and invested assets of $6.0 billion, which represents an 11.5% increase from December 31, 2008. Net operating cash flow was $457.3 million for the year ended December 31, 2009 versus $479.4 million for the year ended December 31, 2008.
Capitalization and Shareholders’ Equity
At December 31, 2009, Endurance’s shareholders’ equity was $2.8 billion or $44.61 per diluted common share versus $2.2 billion or $33.06 per diluted common share at December 31, 2008. During the three months ended December 31, 2009, Endurance repurchased 1.7 million of its common shares and share equivalents for an aggregate repurchase price of $63.8 million. For the full year of 2009, Endurance repurchased 3.5 million common shares and share equivalents for an aggregate repurchase price of $116.2 million and an average price of $32.87 which is 74% of our book value per share at December 31, 2009.
Earnings Call
Endurance will host a conference call on February 18, 2010 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (866) 416-5346 or (913) 312-1411 (international) and entering pass code: 8000245. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through March 4, 2010 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 8000245.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the fourth quarter of 2009 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per dilutive common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.
About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture and professional lines of insurance and property, catastrophe, casualty, agriculture, aerospace and marine, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements, which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, developments in the world’s financial and capital markets that could adversely affect the performance of Endurance’s investment portfolio or access to capital, changes in the composition of Endurance’s investment portfolio, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008 as amended on May 8, 2009.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	December 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$528,944	$1,061,994
Fixed maturity investments, available for sale, at fair value	4,548,618	3,875,137
Short term investments, available for sale, at fair value	534,678	111,333
Preferred equity securities, available for sale, at fair value	11,023	25,360
Other investments	351,352	284,263
Premiums receivable, net	565,348	609,387
Deferred acquisition costs	146,979	160,870
Securities lending collateral	66,913	112,940
Prepaid reinsurance premiums	120,941	149,591
Losses recoverable	467,664	557,834
Accrued investment income	30,367	30,872
Goodwill and intangible assets	191,450	200,791
Deferred tax assets	17,252	20,691
Receivable on pending investment sales	632	3,104
Other assets	84,533	68,303

Total Assets	$7,666,694	$7,272,470

Liabilities
Reserve for losses and loss expenses	$3,157,026	$3,235,456
Reserve for unearned premiums	832,561	885,488
Net deposit liabilities	42,638	58,622
Securities lending payable	66,968	115,603
Reinsurance balances payable	220,435	233,561
Debt	447,664	447,468
Payable on pending investment purchases	25	9
Other liabilities	112,094	88,980

Total Liabilities	4,879,411	5,065,187

Shareholders’ Equity
Preferred shares Series A, non-cumulative — 8,000,000 issued and outstanding (2008 — 8,000,000)	8,000	8,000
Common shares 55,115,702 issued and outstanding (2008 — 57,203,454)	55,116	57,203
Additional paid-in capital	929,577	1,029,363
Accumulated other comprehensive income (loss)	52,148	(132,665)
Retained earnings	1,742,442	1,245,382

Total Shareholders’ Equity	2,787,283	2,207,283

Total Liabilities and Shareholders’ Equity	$7,666,694	$7,272,470

Book Value per Common Share
Dilutive common shares outstanding	57,996,331	60,718,312
Diluted book value per common share[a]	$44.61	$33.06

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2008, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Revenues
Gross premiums written	$209,367	$235,622	$2,021,450	$2,246,420

Net premiums written	$146,442	$180,095	$1,606,050	$1,784,290
Change in unearned premiums	247,501	251,633	27,142	(17,805)

Net premiums earned	393,943	431,728	1,633,192	1,766,485
Other underwriting (loss) income	(284)	(2,454)	3,914	(3,973)
Net investment income (loss)	59,257	(4,594)	284,200	130,176
Net realized gains on investment sales	3,166	29,286	6,303	24,769

Total other-than-temporary impairment losses	(561)	(41,086)	(50,993)	(82,135)
Portion of loss recognized in accumulated other comprehensive income (loss)	(423)	—	30,742	—

Net impairment losses recognized in earnings(1)	(984)	(41,086)	(20,251)	(82,135)

Total revenues	455,098	412,880	1,907,358	1,835,322

Expenses
Losses and loss expenses	164,005	225,103	866,640	1,135,431
Acquisition expenses	72,821	79,306	267,971	299,913
General and administrative expenses	57,932	56,059	237,154	216,365
Amortization of intangibles	2,699	2,762	10,463	10,675
Net foreign exchange losses (gains)	1,008	40,741	(29,740)	53,704
Interest expense	7,541	7,568	30,174	30,171

Total expenses	306,006	411,539	1,382,662	1,746,259

Income before income taxes	149,092	1,341	524,696	89,063
Income tax benefit	5,733	15,523	11,408	9,561

Net income	154,825	16,864	536,104	98,624

Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)

Net income available to common and participating common shareholders	$150,950	$12,989	$520,604	$83,124

Per share data
Basic earnings per common share(2)	$2.69	$0.23	$9.14	$1.41

Diluted earnings per common share(2)	$2.56	$0.22	$8.69	$1.31

(1)	Effective April 1, 2009, the Company adopted new accounting guidance related to the recognition and presentation of other-than-temporary impairments, which required the Company to identify whether an investment was in an unrealized loss position due to credit or non-credit related factors. Only credit related impairments are recognized in earnings.

(2)	Effective January 1, 2009, the Company adopted new accounting guidance related to the calculation of earnings per share which requires basic and diluted earnings per share to be calculated under the two-class method if there are participating securities. Participating securities include unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents. The Company’s unvested restricted shares issued under its stock compensation plans receive nonforfeitable cash dividends and thus are participating securities as defined by the guidance. Amounts for the periods ended December 31, 2008 have been restated to reflect this change. For more information on the guidance and its effect on the Company’s financial statements, please refer to our most recently filed Quarterly Report on Form 10-Q.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2009
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$150,471	$58,896	$209,367
Ceded premiums written	(62,039)	(886)	(62,925)

Net premiums written	88,432	58,010	146,442

Net premiums earned	191,151	202,792	393,943
Other underwriting income (loss)	89	(373)	(284)

Total underwriting revenues	191,240	202,419	393,659

Expenses
Net losses and loss expenses	119,297	44,708	164,005
Acquisition expenses	18,619	54,202	72,821
General and administrative expenses	28,813	29,119	57,932

	166,729	128,029	294,758

Underwriting income	$24,511	$74,390	$98,901

Net loss ratio	62.4%	22.0%	41.6%
Acquisition expense ratio	9.7%	26.7%	18.5%
General and administrative expense ratio	15.1%	14.4%	14.7%

Combined ratio	87.2%	63.1%	74.8%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2008
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$196,323	$39,299	$235,622
Ceded premiums written	(54,857)	(670)	(55,527)

Net premiums written	141,466	38,629	180,095

Net premiums earned	236,726	195,002	431,728
Other underwriting loss	—	(2,454)	(2,454)

Total underwriting revenues	236,726	192,548	429,274

Expenses
Net losses and loss expenses	168,137	56,966	225,103
Acquisition expenses	27,601	51,705	79,306
General and administrative expenses	25,904	30,155	56,059

	221,642	138,826	360,468

Underwriting income	$15,084	$53,722	$68,806

Net loss ratio	71.0%	29.2%	52.1%
Acquisition expense ratio	11.7%	26.5%	18.4%
General and administrative expense ratio	10.9%	15.5%	13.0%

Combined ratio	93.6%	71.2%	83.5%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the year ended December 31, 2009
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,152,150	$869,300	$2,021,450
Ceded premiums written	(411,840)	(3,560)	(415,400)

Net premiums written	740,310	865,740	1,606,050

Net premiums earned	823,703	809,489	1,633,192
Other underwriting income	3,533	381	3,914

Total underwriting revenues	827,236	809,870	1,637,106

Expenses
Net losses and loss expenses	553,008	313,632	866,640
Acquisition expenses	84,724	183,247	267,971
General and administrative expenses	119,766	117,388	237,154

	757,498	614,267	1,371,765

Underwriting income	$69,738	$195,603	$265,341

Net loss ratio	67.1%	38.8%	53.1%
Acquisition expense ratio	10.3%	22.6%	16.4%
General and administrative expense ratio	14.6%	14.5%	14.5%

Combined ratio	92.0%	75.9%	84.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the year ended December 31, 2008
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,426,366	$820,054	$2,246,420
Ceded premiums written	(445,768)	(16,362)	(462,130)

Net premiums written	980,598	803,692	1,784,290

Net premiums earned	920,389	846,096	1,766,485
Other underwriting loss	—	(3,973)	(3,973)

Total underwriting revenues	920,389	842,123	1,762,512

Expenses
Net losses and loss expenses	681,735	453,696	1,135,431
Acquisition expenses	103,783	196,130	299,913
General and administrative expenses	103,211	113,154	216,365

	888,729	762,980	1,651,709

Underwriting income	$31,660	$79,143	$110,803

Net loss ratio	74.1%	53.6%	64.3%
Acquisition expense ratio	11.3%	23.2%	17.0%
General and administrative expense ratio	11.2%	13.4%	12.2%

Combined ratio	96.6%	90.2%	93.5%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	62.4%	71.0%	22.0%	29.2%	41.6%	52.1%
Acquisition expense ratio	9.7%	11.7%	26.7%	26.5%	18.5%	18.4%
General and administrative expense ratio	15.1%	10.9%	14.4%	15.5%	14.7%	13.0%

Combined ratio	87.2%	93.6%	63.1%	71.2%	74.8%	83.5%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	11.2%	10.3%	9.7%	8.5%	10.5%	9.5%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	73.6%	81.3%	31.7%	37.7%	52.1%	61.6%
Acquisition expense ratio	9.7%	11.7%	26.7%	26.5%	18.5%	18.4%
General and administrative expense ratio	15.1%	10.9%	14.4%	15.5%	14.7%	13.0%

Combined ratio	98.4%	103.9%	72.8%	79.7%	85.3%	93.0%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	67.1%	74.1%	38.8%	53.6%	53.1%	64.3%
Acquisition expense ratio	10.3%	11.3%	22.6%	23.2%	16.4%	17.0%
General and administrative expense ratio	14.6%	11.2%	14.5%	13.4%	14.5%	12.2%

Combined ratio	92.0%	96.6%	75.9%	90.2%	84.0%	93.5%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	11.2%	7.7%	7.3%	10.1%	9.2%	8.9%

Net of Prior Year Net Loss Reserve Development

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	78.3%	81.8%	46.1%	63.7%	62.3%	73.2%
Acquisition expense ratio	10.3%	11.3%	22.6%	23.2%	16.4%	17.0%
General and administrative expense ratio	14.6%	11.2%	14.5%	13.4%	14.5%	12.2%

Combined ratio	103.2%	104.3%	83.2%	100.3%	93.2%	102.4%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters and years ended December 31, 2009 and 2008:

	Quarter Ended		Quarter Ended
	December 31, 2009		December 31, 2008
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$33,430	$697	$30,126	$4,947
Professional lines	49,915	44,456	49,640	43,169
Casualty	31,680	19,875	27,810	18,403
Property	26,479	14,932	40,291	25,467
Healthcare liability	9,650	9,129	10,704	10,704
Workers’ compensation	(683)	(657)	37,752	38,776

Subtotal Insurance	$150,471	$88,432	$196,323	$141,466

Reinsurance
Catastrophe	$13,939	$12,753	$13,986	$13,986
Casualty	34,543	34,537	2,445	2,251
Property	9,710	9,710	10,352	10,351
Aerospace and Marine	1,716	1,721	9,920	9,608
Surety and other specialty	(1,012)	(711)	2,596	2,433

Subtotal Reinsurance	$58,896	$58,010	$39,299	$38,629

Total	$209,367	$146,442	$235,622	$180,095

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Year Ended		Year Ended
	December 31, 2009		December 31, 2008
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$572,096	$324,480	$690,318	$380,699
Professional lines	193,799	167,091	142,253	119,427
Casualty	152,580	91,071	120,867	86,610
Property	124,621	68,011	159,408	98,012
Healthcare liability	82,955	78,284	80,692	80,002
Workers’ compensation	26,099	11,373	232,828	215,848

Subtotal Insurance	$1,152,150	$740,310	$1,426,366	$980,598

Reinsurance
Catastrophe	$303,404	$302,218	$315,262	$302,070
Casualty	255,142	254,897	161,583	162,617
Property	215,085	215,085	192,652	192,625
Aerospace and Marine	44,696	42,563	80,521	76,991
Surety and other Specialty	50,973	50,977	70,036	69,389

Subtotal Reinsurance	$869,300	$865,740	$820,054	$803,692

Total	$2,021,450	$1,606,050	$2,246,420	$1,784,290

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)
The following is a reconciliation of Endurance’s net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and operating return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2009 and 2008:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income	$154,825	$16,864	$536,104	$98,624
(Less) Add after-tax items:
Net foreign exchange losses (gains)	1,116	32,129	(29,372)	44,925
Net realized (gains) losses on investment sales	(3,262)	(30,051)	(6,281)	(27,645)
Net impairment losses recognized in earnings	984	41,086	20,251	82,135

Operating income before preferred dividends	$153,663	$60,028	$520,702	$198,039
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)

Operating income available to common and participating common shareholders	$149,788	$56,153	$505,202	$182,539

Operating income allocated to common shareholders under the two-class method	$147,397	$55,129	$496,366	$179,055

Weighted average dilutive common shares	58,052,021	59,182,946	58,874,114	62,135,649

Operating income per diluted common share	$2.54	$0.93	$8.43	$2.88

Average common equity [a]	$2,547,817	$2,038,000	$2,297,283	$2,159,771

Operating return on average common equity	5.9%	2.8%	22.0%	8.5%

Annualized operating return on average common equity	23.5%	11.0%	22.0%	8.5%

Net income	$154,825	$16,864	$536,104	$98,624
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)

Net income available to common and participating common shareholders	$150,950	$12,989	$520,604	$83,124

Net income allocated to common shareholders under the two-class method	$148,541	$12,744	$511,500	$81,493

Net income per diluted common share	$2.56	$0.22	$8.69	$1.31

Return on average common equity, Net income	5.9%	0.6%	22.7%	3.8%

Annualized return on average common equity, Net income	23.7%	2.6%	22.7%	3.8%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
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